Exhibit 99.(h)(3)

Fee Waiver Agreement

EULAV Asset Management, LLC. (the “Adviser”) and Value Line Securities, Inc. (the “Distributor”) each agree to extend the following fee waivers:

Value Line Aggressive Income Trust: The Adviser waives .30% of the advisory fee and the Distributor waives 10% of the Rule 12b-1 fee, for the period June 1, 2009 – May 31, 2010;

Value Line New York Tax Exempt Trust: The Adviser waives .225% of the advisory fee and the Distributor waives .25% of the Rule 12b-1 fee, for the period June 1, 2009 – May 31, 2010;

Value Line Tax Exempt Fund, Inc.: The Distributor waives .25% of the Rule 12b-1 fee for the period July 1, 2009 – June 30, 2010;

Value Line Convertible Fund, Inc.: The Adviser waives .125% of the advisory fee and the Distributor waives .15% of the Rule 12b-1 fee, for the period September 1, 2009 – August 30, 2010;

Value Line Larger Companies Fund, Inc.: The Distributor waives .25% of the Rule 12b-1 fee for the period May 1, 2009-April 30, 2010.

Value Line Fund, Inc.: On the first $100 million of the Fund’s average daily net assets, the Adviser waives .10% of the advisory fee; on any additional assets, the Adviser waives .15% of the advisory fee, in each instance for the period May 1, 2009-April 30, 2010. The Distributor waives .25% of the Rule 12b-1 fee for the period May 1, 2009-April 30, 2010.

Value Line Cash Fund, Inc.: The Distributor waives .25% of the Rule 12b-1 fee for the period May 1, 2009-April 30, 2010.

Value Line Strategic Asset Management Trust: The Distributor waives .15% of the Rule 12b-1 fee for the period May 1, 2009-April 30, 2010.

Value Line Centurion Fund, Inc.: The Distributor waives .15% of the Rule 12-1 fee for the period May 1, 2009-April 30, 2010.

Value Line U.S. Government Securities Fund, Inc.: The Distributor waives .25% of the Rule 12b-1 fee for the period January 1, 2010 – December 31, 2010.

Dated this 12th day of March, 2009

On behalf of the Distributor and the Adviser,

Mitchell Appel, President
EULAV Asset Management, LLC.
Value Line Securities, Inc.

Received:

Emily Washington, Treasurer
Value Line Mutual Funds